CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A (the “Registration Statement”) of our report dated February 8, 2013, relating to the financial statements and financial highlights which appears in the December 31, 2012 Annual Report to Shareholders of T. Rowe Price Blue Chip Growth Portfolio, T. Rowe Price Equity Income Portfolio, T. Rowe Price Equity Index 500 Portfolio, T. Rowe Price Health Sciences Portfolio, T. Rowe Price Mid-Cap Growth Portfolio, T. Rowe Price New America Growth Portfolio, and T. Rowe Price Personal Strategy Balanced Portfolio (comprising T. Rowe Price Equity Series, Inc.), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm”, “Report of Independent Registered Public Accounting Firm” and “Fund Service Providers” in such Registration Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
April 24, 2013